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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT


                 In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Amendment No. 2 to Schedule 13D referred to below) on behalf of each of them of a statement on Amendment No. 2 to Schedule 13D with respect to the common stock, no par value (the "Common Stock"), of Jerry's Famous Deli, Inc., a California corporation, and that this Agreement may be included as an Exhibit to such joint filing.

                 IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 19, 1997.

Dated:  February 19, 1997              Yucaipa Waterton Deli Investors, LLC
                                       Waterton Management, LLC



                                       By: /s/ KENNETH J. ABDALLA
                                          -----------------------------------
                                       Name: Kenneth J. Abdalla
                                       Title:   Manager


Dated:  February 19, 1997              Jerry's Investors, LLC

                                       By:     Waterton Management, LLC
                                       Title:   Manager



                                       By: /s/ KENNETH J. ABDALLA
                                          ----------------------------------
                                       Name: Kenneth J. Abdalla
                                       Title:   Manager


Dated:  February 19, 1997              Kenneth J. Abdalla



                                       By: /s/ KENNETH J. ABDALLA
                                          ---------------------------------





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